FORM OF
AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

This Amended and Restated Stock Pledge Agreement (this “Amended and Restated Pledge Agreement”), dated as of April [     ], 2007, is entered into by and between [     ], a [     ] incorporated under the laws of [     ] (ÒPledgorÓ), and Wells Fargo Bank, National Association, a national banking association (ÒPledgeeÓ), in its capacity as Agent for the Lenders (as defined below), in light of the following facts:

Recitals

Whereas, Pledgor and Wells Fargo Foothill, Inc., as agent (in such capacity, “Original Agent”) for the benefit of all lenders party to the Original Loan Agreement (as defined below) (“Original Lenders”), have entered into that certain Stock Pledge Agreement, dated as of March 28, 2005 (as amended, amended and restated, supplemented, and/or otherwise modified from time to time, the “Original Pledge Agreement”), pursuant to which Pledgor has granted a security interest to Original Agent in the stock and equity interests of the Company (as defined below).

Whereas, Original Agent, Original Lenders, Smart Modular Technologies, Inc., a California corporation (“US Borrower”), Smart Modular Technologies (Europe) Limited, a company organized under the laws of England and Wales (“UK Borrower”), and Smart Modular Technologies (Puerto Rico) Inc., a corporation organized under the laws of the Cayman Islands (“PR Borrower” and together with US Borrower and UK Borrower, collectively referred to herein as “Borrowers”) have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 28, 2005 (as amended, amended and restated, supplemented, and/or otherwise modified from time to time, the “Original Loan Agreement”), by and among Borrowers, Original Agent, Original Lenders, and the other Obligors identified on the signature pages thereto pursuant to which, among other things, Original Lenders have provided certain credit and other financial accommodations to Borrowers.

Whereas, Borrowers have requested that the Original Loan Agreement be amended and restated in its entirety, as set forth in that certain Second Amended and Restated Loan and Security Agreement, dated as of April [     ], 2007 (the “Amended and Restated Loan Agreement”), by and among Borrowers, Pledgor and the other obligors named therein, the lenders identified on the signature pages thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and Wells Fargo Bank, National Association, as the arranger, administrative agent and security trustee for Lenders (“Agent”), pursuant to which, among other things, (i) the Maximum Revolver Amount available under the Original Loan Agreement will be increased, (ii) certain financial covenants applicable to Borrowers will be amended, and (iii) certain other changes will be made to the terms and provisions of the Original Loan Agreement. Initially capitalized terms used herein without definitions shall have the meanings given in the Amended and Restated Loan Agreement.

Whereas, Pledgor owns one hundred percent (100%) of all the issued and outstanding capital stock of [     ], a [     ] corporation (the ÒCompanyÓ).

Whereas, as a condition to entering into the Amended and Restated Loan Agreement and continuing to provide loans, advances, credit and certain other financial accommodations to the US Borrower, UK Borrower and PR Borrower (collectively, the “Applicable Borrowers” and each an “Applicable Borrower”) under the Amended and Restated Loan Agreement, Lenders have required, among other things, that Pledgor reaffirm its grant to Pledgee (as successor to Original Agent), and hereby grants to the Pledgee, for the benefit of the Lenders, a lien on and security interest in and to the stock and equity interests of the Company, subject to the terms and conditions hereof.

Whereas, Pledgor will substantially benefit, directly or indirectly, from the credit and other financial accommodations extended by, or to be extended by, the Lenders to the Borrower.

Whereas, in order to induce Pledgee and the Lenders to enter into the Amended and Restated Loan Agreement, Pledgor is making the pledge of its shares of the capital stock of the Company provided in this Amended and Restated Pledge Agreement.

Now, Therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

1. Pledge. Pledgor has granted and hereby reaffirms its prior grant to the Agent (as successor to the Original Agent) and hereby delivers, pledges and grants a continuing security interest to Pledgee, for the benefit of Pledgee, the Lender Group and the Bank Product Providers, in all of Pledgor’s right, title and interest in and to all of the capital stock of the Company beneficially owned by Pledgor, together with all proceeds, replacements, substitutions, newly issued stock, stock received by reason of a stock split, bonus or any other form of issue, dividend or distribution with respect to or arising from such stock (collectively, the ÒCollateralÓ). Pledgor shall forthwith deliver to Pledgee the Collateral together with stock powers, in form and substance satisfactory to Pledgee duly executed in blank, regarding the Collateral. Pledgor hereby authorizes Pledgee and its agents and attorneys to file any and all UCC financing statements and amendments thereto deemed desirable by Pledgee to perfect or evidence the security interest in the Collateral granted hereunder.

2. Obligations Secured. The pledge and security interest effectuated hereby shall secure all of Pledgor’s obligations that are included in the definition of “Obligations” under the Amended and Restated Loan Agreement and the definition of ÒGuaranteed ObligationsÓ under the Guaranty (collectively, the ÒObligationsÓ).

3. Representations And Warranties Regarding The Collateral. Pledgor represents and warrants that: (a) all of the shares of stock described in Paragraph 1 hereinabove are fully paid, non-assessable and validly issued; (b) the Collateral was not issued in violation of any person’s or entity’s preemptive rights; (c) the Collateral is owned free and clear of any and all security interests, pledges, options to purchase or sell, redemptions or liens other than Permitted Liens; (d) Pledgor has full power to convey the Collateral; (e) other than financing statements and filings in favor of Pledgee, no financing statements covering the Collateral are recorded with any cognizant state official or recording office; and (f) the Collateral is free and clear of any claims, security interests or liens other than those in favor of Pledgee and other than Permitted Liens.

4. Events Of Default. The following shall be events of default under this Amended and Restated Pledge Agreement (each an “Event of Default” and collectively, “Events of Default”): the occurrence of any ÒEvent of DefaultÓ as defined under the Amended and Restated Loan Agreement. Pledgor hereby appoints Pledgee as its attorney-in-fact to arrange, upon the occurrence and during the continuance of an Event of Default, for a transfer of the Collateral on the books of the Company to the name of Pledgee or to the name of Pledgee’s nominee.

5. Voting Rights. During the term of this Amended and Restated Pledge Agreement, until Administrative Borrower has received notice from Pledgee upon the occurrence and during the continuation of an Event of Default, Pledgor shall have the right to vote the Collateral on all corporate questions for all purposes not inconsistent with the terms of this Amended and Restated Pledge Agreement. Upon Administrative Borrower receiving notice from Pledgee upon the occurrence and during the continuance of an Event of Default, Pledgee shall have, at its discretion, the option to exercise all voting powers and other corporate rights pertaining to the Collateral. Pledgee may, upon or at any time after the occurrence and during the continuance of an Event of Default, at its option, transfer or register the Collateral or any part thereof into its own or its nominee’s name.

6. Stock Adjustments and Dividends. If during the term of this Amended and Restated Pledge Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company or any option included within the Collateral is exercised, or both, all new, substituted and additional shares, or other securities, issued to Pledgor by reason of any such change or exercise shall be delivered to and held by Pledgee under the terms of this Amended and Restated Pledge Agreement in the same manner as the Collateral originally pledged hereunder. During the term of this Amended and Restated Pledge Agreement and so long as no Event of Default shall have occurred and be continuing, Pledgor shall have the right to receive any dividend or other distribution (other than dividends or distributions of stock) made on account of the Collateral; provided, however, that upon notice to Administrative Borrower upon the occurrence of an Event of Default, Pledgor shall, so long as such Event of Default shall be continuing, promptly deliver all such dividends or other distributions to Pledgee in the same form received and in the same manner as the Collateral pledged hereunder.

7. Warrants And Rights. If during the term of this Amended and Restated Pledge Agreement, subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights and options shall be promptly pledged (and, if applicable, delivered) by Pledgor to Pledgee to be held under the terms of this Amended and Restated Pledge Agreement in the same manner as the Collateral originally pledged hereunder.

8. Remedies Upon Default. In addition to the other remedies provided for herein, in the Amended and Restated Loan Agreement or otherwise available under applicable law, upon the occurrence and during the continuance of an Event of Default:

a. Pledgee may:

(i) exercise in respect of the Collateral, any one or more of the rights and remedies available under the New York Uniform Commercial Code and other applicable law; and

(ii) sell or otherwise assign, give an option or options to purchase or dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash, on credit or for future delivery without assumption of any credit risk, free of any claim or right of whatsoever kind (including any right or equity of redemption) of Pledgor, which claim, right and equity are hereby expressly waived and released to the fullest extent permitted under applicable law. Pledgee shall have the right, to the extent permitted by applicable law, upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold; provided, however, Pledgor shall not receive any net proceeds, if any, of any such credit sale or future delivery until cash proceeds are actually received by Pledgee (which cash proceeds shall be applied by Pledgee to the Obligations) and after all Obligations (other than unmatured contingent Obligations) have been paid in full. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Pledgee until the selling price is paid by the purchaser thereof, but Pledgee shall incur no liability in case of the failure of such purchaser to pay for the Collateral so sold and, in case of such failure, the Collateral may again be sold as herein provided.

b. To the extent permitted by applicable law, any notice required to be given by Pledgee of a sale of the Collateral, or any part thereof, or of any other intended action by Pledgee, which occurs not less than five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Pledgor thereof. No notification need be given to Pledgor if it has signed, after the occurrence of the applicable Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

c. Pledgee shall not be obligated to make any sale or other disposition of the Collateral, or any part thereof unless the terms thereof shall, in its sole discretion, be satisfactory to it. Pledgee may, if it deems it reasonable, postpone or adjourn the sale of any of the Collateral, or any part thereof, from time to time by an announcement at the time and place of such sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Pledgor agrees that Pledgee has no obligations to preserve rights against prior parties to the Collateral.

d. Pledgor acknowledges and agrees that Pledgee may comply with limitations or restrictions in connection with any sale of the Collateral in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchase thereof by any governmental regulatory authority or official and, without limiting the generality of the foregoing, Pledgor acknowledges and agrees that Pledgee may be unable to effect a public sale of any or all the Collateral by reason of certain prohibitions contained in the federal securities laws and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. Notwithstanding any such circumstances, Pledgor acknowledges and agrees that such compliance shall not result in any such private sale for such reason alone being deemed to have been made in a commercially unreasonable manner. Pledgee shall not be liable or accountable to Pledgor for any discount allowed by reason of the fact that the Collateral is sold in compliance with any such limitation or restriction. Pledgee shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the federal securities laws, or under applicable state securities laws, even if the issuer desires, requests or would agree to do so.

e. Any cash held by Pledgee as Collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Pledgee, be held by Pledgee as Collateral for the Obligations and/or then or at any time thereafter applied, without any marshalling of rights, remedies or assets, and after payment of any amounts payable to Pledgee in accordance with the Amended and Restated Loan Agreement, to the payment of reduction of the Obligations in accordance with the Amended and Restated Loan Agreement. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations in accordance with the Amended and Restated Loan Agreement shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus in accordance with the Amended and Restated Loan Agreement.

9. Term; Release.

a. This Amended and Restated Pledge Agreement shall remain in full force and effect until satisfaction by Pledgor of all the Obligations (other than unmatured contingent Obligations) in full in cash and the termination of Commitments. At or any time after the expiration of the term of this Amended and Restated Pledge Agreement, Pledgee shall return to Pledgor all stock certificates and other documents relating to this Amended and Restated Pledge Agreement, together with any further documents, and take any other actions reasonably requested by Pledgor or necessary to establish that the within pledge is terminated.

b. Upon the consummation of any Permitted Disposition of any Collateral, the Liens created hereunder on such Collateral shall be automatically released. Upon the consummation of any Permitted Disposition of the Pledgor, the obligations of the Pledgor and the Liens created hereunder on the Collateral shall be automatically released. Upon and after any Permitted Disposition contemplated by this Section, the Pledgee shall, at the expense of the Pledgor, execute and deliver such documents, and take such other action, as may be requested by Pledgor to evidence such releases.

10. Further Assurances. Pledgor covenants and agrees that: (a) it will execute and deliver or cause to be executed and delivered all such other stock powers, proxies, instruments and documents as Pledgee in its Permitted Discretion may reasonably request from time to time in order to carry out the provisions and purposes hereof, (b) it will take all such other action, as Pledgee may reasonably request from time to time in its Permitted Discretion in order to carry out the provisions and purposes hereof; (c) the Collateral will remain free and clear of all security interests and liens, other than Permitted Liens, throughout the term hereof, and (d) it will forward to Pledgee, immediately upon receipt, copies of any information or documents received by Pledgor in connection with the Collateral that is required to be delivered under the Amended and Restated Loan Agreement, this Amended and Restated Pledge Agreement, or as requested by Pledgee. For purposes of defining security interest perfection, Pledgor further agrees that any Collateral which is in transit to Pledgee shall be deemed to be in Pledgee’s possession. Pledgor warrants and represents that the proceeds of any loan will not be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations G, U and X.

11. Notices. All notices, requests and demands to or upon Pledgor or Pledgee under this Amended and Restated Pledge Agreement shall be given in the manner prescribed by the Amended and Restated Loan Agreement.

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

A. THIS AMENDED AND RESTATED PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

B. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PLEDGOR AND PLEDGEE HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDED AND RESTATED PLEDGE AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PLEDGOR AND PLEDGEE REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDED AND RESTATED PLEDGE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. Successors. This Amended and Restated Pledge Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that except in connection with a transaction permitted under the Amended and Restated Loan Agreement, Pledgor may not assign this Amended and Restated Pledge Agreement or any rights or duties hereunder without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Pledgee, except as permitted under the Amended and Restated Loan Agreement, or any Lender shall release Pledgor from its obligations hereunder. Pledgee and Lenders may assign this Amended and Restated Pledge Agreement and their respective rights and duties hereunder pursuant to and to the extent permitted by the terms of the Amended and Restated Loan Agreement and, except as expressly required pursuant to the terms thereof, no consent or approval by Pledgor is required in connection with any such assignment.

14. Amendments and Waivers. No amendment or waiver of any provision of this Amended and Restated Pledge Agreement, and no consent with respect to any departure by Pledgor therefrom, shall be effective unless the same shall be in writing and signed by the Pledgee and Pledgor and made in compliance with the terms of the Amended and Restated Loan Agreement, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15. Effectiveness. This Amended and Restated Pledge Agreement shall be binding and deemed effective when executed and delivered by Pledgor and Pledgee.

16. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amended and Restated Pledge Agreement.

17. Severability of Provisions. Each provision of this Amended and Restated Pledge Agreement shall be severable from every other provision of this Amended and Restated Pledge Agreement for the purpose of determining the legal enforceability of any specific provision.

18. Counterparts; Telefacsimile Execution. This Amended and Restated Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amended and Restated Pledge Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amended and Restated Pledge Agreement. Any party delivering an executed counterpart of this Amended and Restated Pledge Agreement by telefacsimile also shall deliver an original executed counterpart of this Amended and Restated Pledge Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amended and Restated Pledge Agreement.

19. Jurisdiction, Service of Process and Venue.

a. Each party hereto irrevocably and unconditionally submits, to the extent permitted by applicable law, to any suit, action or proceeding with respect to this Amended and Restated Pledge Agreement or any other Loan Document or any judgment entered by any court in respect thereof to the jurisdiction of (i) the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and any appellate court from any thereof, and (ii) to the courts of its own corporate domicile, at the election of the plaintiff, in respect of actions brought against it as a defendant, and irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

b. Nothing herein shall in any way be deemed to limit the ability of Pledgee or any Lender to serve any such process or summons in any other manner permitted by applicable law.

20. Entire Agreement. This Amended and Restated Pledge Agreement, in conjunction with the other Loan Documents, represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

21. Supplement. This Amended and Restated Pledge Agreement is one of the Loan Documents referred to in the Amended and Restated Loan Agreement.

IN WITNESS WHEREOF, this Amended and Restated Pledge Agreement is executed as of the date first written above.

“Pledgor”

EXECUTED AS A DEED BY:

[     ]

By:
Title:

IN THE PRESENCE OF:

Witness:
Name:

“Pledgee”

WELLS FARGO FOOTHILL, INC., as Administrative Agent

By:
Title: